Exhibit 99.1

Vapor Corp. Reports Full Year 2012 Results

Company Prepares for Future Growth, Makes Key Investments in

Infrastructure; Innovation Fuels Its Continued Leadership Position in

Growing Market for Premium E-Cigarette Products & Accessories

DANIA BEACH, FL, April 1, 2013 — Vapor Corp. (OTCQB:VPCO; “Vapor” or the “Company”), a leading U.S. based electronic cigarette company whose brands include Fifty-One®, Krave®, VaporX®, EZ Smoker®, Alternacig®, Green Puffer®, Americig®, Fumare™, Hookah Stix™ and Smoke Star®, today announced its results for the full year ended December 31, 2012.

Financial Highlights for the Full Year Ended December 31, 2012

•

Net sales reached a record $21.4 million, an increase of 33.6% year-over-year stemming from increased sales through new distributors and wholesale customers, as well as increases in direct to consumer sales.

•

Cost of goods sold rose 96.4% to $13.2 million as compared to the previous year, primarily resulting from increased distributor and wholesaler sales, which have lower gross margins than direct sales to consumers.

•	Gross margins decreased to 38.1% from 57.8% the prior year as a result of the product mix and the above factors.

•

Selling, general and administrative expenses increased to $6.9 million, up 65.1% from the prior year due to increases in infrastructure costs and the hiring of key management and personnel. These investments in infrastructure and personnel will benefit us in 2013 as we are well positioned to service and support our customer needs and our anticipated growth.

•

Advertising expenses decreased 10.1% year-over-year to $3.6 million as we decreased expenses paid to certain direct marketing campaigns, while increasing brand awareness through various product marketing and advertising campaigns. Our advertising efforts have created effective brand presence and awareness and we expect to continue to leverage and increase our brand presence and awareness through our distribution channels with effective advertising campaigns in 2013.

•	Interest expense was $89,348 as compared to $0 in the prior year. The increase was attributable to the issuance of new debt during 2012.

•	Net loss was ($1,920,972) versus net income of $713,338 for the prior year as a result of the above factors.

•	We ended the year with working capital of $325,836 compared with approximately $1.3 million at year end the prior year as a result of the above factors.

Kevin Frija, Chief Executive Officer of Vapor Corp., commented, “With continued sales growth, an increase of 33.6% year-over-year, we are happy to have achieved our fourth consecutive year of sales growth. This is encouraging for our efforts in 2013, as we have major initiatives lined up, the most important of which is the expansion of our soft tip filters and Krave King product line. 2012’s results were as we anticipated with record sales of $21.4 million offset by heightened expenses incurred as we made certain strategic investments in the business. We brought on our co-founder Jeffrey Holman as President, Harlan Press as our Chief Financial Officer and Christopher Santi as our Chief Operating Officer. Assembling this executive team was critical to building a solid foundation for the Company to operate effectively, strategize intelligently, and in essence, execute on all of our expansion initiatives. We now believe we have the right management team in place to take the Company to its next stage of growth.”

In terms of market presence, he continued, “By our estimates, we’re holding a strong position in the e-cigarettes market and continue to see our share of that market grow. We invested aggressively in expanding our product offerings including the launch and introduction of our new innovative soft-tip filters and Krave King product line, which have helped establish our brand presence and awareness. We believe that our recent customers “wins” are largely attributable to these investments. We have enhanced our nationwide distribution capacity through our existing distributors and master distributor partners. Our expansion into Canada during 2012 has helped fuel our growth.

Looking ahead, Mr. Frija stated, “We remain stanchly committed to investing in the long-term growth of the company and its brands, reinvesting in, marketing & advertising, trade shows and conferences, product development, patent protection, personnel and operations while offering our customers the quality, value and thoughtful innovation and improvements they have come to expect in our products. We believe that these measures will insure that we continue to gain greater brand presence and awareness with the vaping community.

About Vapor Corp.

Vapor Corp., a publicly traded company, is a leading U.S. based electronic cigarette company, whose brands include Fifty-One®, Krave®, VaporX®, EZ Smoker®, Alternacig®, Green Puffer®, Americig®, Fumare™, Hookah Stix™ and Smoke Star®. We also design and develop private label brands for some of our distribution customers. “Electronic cigarettes” or “e-cigarettes,” are battery-powered products that enable users to inhale nicotine vapor without smoke, tar, ash or carbon monoxide. Vapor’s electronic cigarettes and accessories are available online, through direct response to our television advertisements and through retail locations throughout the United States. For more information on Vapor Corp and its e-cigarette brands, please visit us at www.vapor-corp.com.

Safe Harbor Statement

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates”, “will” and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements concern Vapor’s operations, economic performance and financial condition and are based largely on Vapor’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Vapor to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain of these factors and risks, as well as other risks and uncertainties are stated in Vapor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in its subsequent filings with the U.S. Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and Vapor assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Investor Contact:

Howard Gostfrand

President

American Capital Ventures

305.918.7000

info@amcapventures.com

VAPOR CORP.

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash	$176,409	$356,485
Due from merchant credit card processors, net of reserve for charge-backs of $15,000 and $40,000, respectively	1,031,476	661,575
Accounts receivable, net of allowance of $61,000 and $80,000, respectively	748,580	624,593
Inventories	1,670,007	2,234,834
Prepaid expenses	465,860	639,660
Income tax receivable	47,815	—
Deferred tax asset, net	222,130	143,037

TOTAL CURRENT ASSETS	4,362,277	4,660,184
Property and equipment, net of accumulated depreciation of $16,595 and $5,144 respectively	25,190	27,323
Other assets	12,000	12,000

TOTAL ASSETS	$4,399,467	$4,699,507

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
Accounts payable	$3,208,595	$1,628,940
Accrued expenses	350,151	284,042
Customer deposits	477,695	675,000
Income taxes payable	—	724,356

TOTAL CURRENT LIABILITIES	4,036,441	3,312,338

LONG-TERM DEBT:
Senior convertible notes payable to related parties, net of debt discount of $3,530 and $0 respectively	346,470	—
Senior note payable to stockholder	500,000	—

TOTAL LONG-TERM DEBT	846,470	—

TOTAL LIABILITIES	4,882,911	3,312,338

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY (DEFICIENCY):
Preferred stock, $.001 par value, $1,000,000 shares authorized, none issued
Common stock, $.001 par value, 250,000,000 shares authorized 60,185,344 shares issued and outstanding	60,185	60,185
Additional paid-in capital	1,637,377	1,587,018
Accumulated deficit	(2,181,006)	(260,034)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIENCY)	(483,444)	1,387,169

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$4,399,467	$4,699,507

VAPOR CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	FOR THE YEAR ENDED DECEMBER 31,
	2012	2011
SALES NET	$21,352,691	$15,982,097
Cost of goods sold	13,225,008	6,732,335

Gross Profit	8,127,683	9,249,762

EXPENSES:
Selling, general and administrative	6,865,633	4,157,638
Advertising	3,559,616	3,961,946

Total operating expenses	10,425,249	8,119,584

Operating (loss) income	(2,297,566)	1,130,178

Other expense:
Interest expense	89,347	—

Total other expenses	89,347	—

(LOSS) INCOME BEFORE INCOME TAX (BENEFIT) EXPENSE	(2,386,913)	1,130,178
Income tax (benefit) expense	(465,941)	416,840

NET (LOSS) INCOME	$(1,920,972)	$713,338

BASIC AND DILUTED NET (LOSS) INCOME PER COMMON SHARE	$(0.03)	$0.01

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	60,185,344	60,176,303